U.S. Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) September 23, 2014

Commission File No. 000-53674

Revolutionary Concepts, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0094868
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1914 JN Pease Place,

Charlotte, NC 28262

 (Address of principal executive offices)

(980) 225-5376

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", "us", "our", "our company" “RCI” refer to Revolutionary Concepts, Inc., a Nevada corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Section 8 - Other Events

Item 8.01 Other Events

Revolutionary Concepts Exclusive Licensee Files Lawsuits Against Four Companies for Patent Infringement

On September 22, 2014, Revolutionary Concepts Inc.’s (REVO) global licensee, Eyetalk365, LLC, filed multiple complaints (“lawsuits”), in the United States District Court for the Western District of North Carolina, Charlotte Division, against four separate companies (the “Defendents”), alleging patent infringement against REVO’s intellectual property. Eyetalk365, LLC is the global licensee for the patents owned by REVO, and has filed the complaints on its own behalf and on behalf of Revolutionary Concepts Inc.

The (“Defendants”), the complaints were filed against along with their specific respective allegations of patent infringements were;

1. AlarmForce NC, Inc., and AlarmForce LP

(a) Alleged infringement of United States Patent No. 8,139,098, entitled “Video Communication Method For Receiving Person At Entrance”.

(b) Alleged infringement of United States Patent No. 8,144,183, entitled “Two-Way Audio-Video Communication Method For Receiving Person At Entrance”.

2. CPI Security Systems, Inc.

(a) Alleged infringement of United States Patent No. 8,139,098, entitled “Video Communication Method For Receiving Person At Entrance”.

(b) Alleged infringement of United States Patent No. 8,144,184 entitled “Detection And Viewing System”.

(c) Alleged infringement of United States Patent No. 8,154,581, entitled “Audio-Video Communication System For Receiving Person At Entrance”.

(d) Alleged infringement of United States Patent No. 7,193,644, entitled “Automated Audio Video Messaging And Answering System”.

3. LiveWatch Security, LLC

(a) Alleged infringement of United States Patent No. 8,139,098, entitled “Video Communication Method For Receiving Person At Entrance”.

4. Protect America, Inc.

(a) Alleged infringement of United States Patent No. 8,139,098, entitled “Video Communication Method For Receiving Person At Entrance”.

The Law Offices of Farney Daniels PC, of Georgetown, Texas has been contracted to represent Eyetalk365 LLC, and to file the lawsuit. The action(s) for patent infringement(s) was filed arising under the Patent Laws of the United States, Title 35 of the United States Code. Because of the Defendant(s) alleged infringing activities, Eyetalk365 LLC, has suffered damages and will continue to suffer damages in the future. Pursuant to the complaint(s), EyeTalk365 LLC, is seeking among other things;

A. An award of damages to be paid by the Defendant(s) adequate to compensate Eyetalk365 LLC for Defendant’s alleged past infringement of the Patents as identified in each of the separate complaints, and any continuing or future infringement through the date a judgment is entered, including interest, costs, expenses and an accounting of all infringing acts including, but not limited to, those acts not presented at trial;

B. An injunction ordering Defendant(s) to pay an ongoing royalty in an amount to be determined for any continued infringement after the date judgment is entered;

C. A declaration that this case is exceptional under 35 U.S.C. § 285, and an award of Plaintiff’s reasonable attorneys’ fees;

D. An award to Eyetalk of such further relief at law or in equity as the Court deems just and proper.

Revolutionary Concepts Inc., Safe Harbor Language

This Current Report on Form 8-K includes forward-looking statements. Each forward-looking statement contained in this report is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, adverse results of any litigation that REVO or it licensee files to defend and/or assert its patents; other risks common to the industry, including risks common to intellectual property and patent protection and maintenance in general and with respect to intellectual property and patents in the industry; and the risks identified under the heading “Risk Factors” in REVO’s Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent Quarterly Reports on Form 10-Q, each as filed with the SEC, as well as the other information we file with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Revolutionary Concepts, Inc.

Date: September 23, 2014	By:	/s/ Ronald Carter

Ronald Carter
Chairman and President

4